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        [GSI -- METRIC PARTNERS GROWTH SUITE INVESTORS, L.P. LETTERHEAD]


                                                           Exhibit Number (a)(3)



                                 August 6, 2002


To Unit Holders,

        On July 24, 2002, Equity Resource Arlington Fund, Limited Partnership commenced an unsolicited tender offer for up to 15% of the outstanding Units of Metric Partners Growth Suite Investors, L.P. (the "Partnership") at $20 per Unit in cash (the "Offer").

        The Managing General Partner of the Partnership has reviewed the Offer and has determined on behalf of the Partnership that the Partnership will not be making a recommendation and is expressing no opinion and remaining neutral on the Offer.

        Additional information with respect to the Offer, the position of the Partnership, the restrictions on the transfer of Units by holders of Units and other relevant matters is contained in the attached Solicitation/Recommendation Statement. We urge you to read it carefully and in its entirety.

        Holders of Units having questions regarding the Solicitation/Recommendation Statement are urged to contact Marlene Knecht of SSR Realty at (800) 347-6707, extension 2025.

                                            On behalf of the Partnership

                                            Sincerely,
                                            Metric Realty,
                                            an Illinois general partnership,
                                            its Managing General Partner

                                            By:  SSR Realty Advisors, Inc.,
                                                 A Delaware corporation,
                                                 Its Managing Partner


                                             /s/ Herman H. Howerton
                                             -----------------------------------
                                             Herman H. Howerton
                                             Managing Director, General Counsel